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                                                                    EXHIBIT 99.5


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT THE TRANSACTION PURSUANT TO WHICH THIS NOTE WILL BE OFFERED FOR SALE OR OTHERWISE DISPOSED OF IS SUBJECT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                           AMERICA SERVICE GROUP INC.
                    12% Subordinated Convertible Bridge Notes
                              due January 26, 2000

No. 2                                                              Brentwood, TN
$596,000                                                        January 26, 1999

         AMERICA SERVICE GROUP INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to HEALTH CARE EXECUTIVE PARTNERS L.P. or its registered assigns, the principal amount of FIVE-HUNDRED AND NINETY-SIX THOUSAND AND 00/100 DOLLARS ($596,000) on January 26, 2000, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 12% per annum from the date hereof, payable monthly, in arrears, on the last Business Day of each month, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for redemption or by declaration or otherwise). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated January 26, 1999, among the Company, Health Care Capital Partners L.P. and Health Care Executive Partners L.P. (the "Securities Purchase Agreement").

         Except with respect to Default or Event of Default described in the paragraph immediately below, from the date that a Default or Event of Default shall have occurred and during the continuance of any Default or Event of Default, the Company shall pay interest on the outstanding principal of, and premium, if any, on this Note and (to the extent legally enforceable) on any overdue installment of interest, if any, at the rate of 15% per annum until such overdue amount is paid or until such Default or Event of Default is cured or waived.

         In the event of the failure of the Company to pay the principal of and accrued and unpaid interest due on this Note at maturity or to comply with Sections 6.19


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and 6.20 of the Securities Purchase Agreement, from the date that such Default or Event of Default shall have occurred and during the continuance of such Default or Event of Default, the monthly rate of interest on the outstanding principal of this Note and (to the extent legally enforceable) on any overdue installment of interest, if any, shall immediately increase 0.05% and shall further increase by 0.05% on the first day of each succeeding month during which such Default or Event of Default shall be continuing, but in no event shall the monthly rate at which interest accrues in respect of indebtedness evidenced by this Note exceed 1.5% per month; provided, however, such increase in interest shall not commence until the maturity of this Note if the Company's failure to obtain the Stockholder Approval with respect to the Stock Issuance is caused solely by the failure of the holders of Common Stock representing a majority of the shares of Common Stock (excluding shares Beneficially Owned by the Purchasers) present and voting at a meeting duly called and convened in accordance with Section 6.19 of the Securities Purchase Agreement to approve the Stock Issuance and none of the conditions described in clauses (iii) through
(viii) of Section 8.3(b) of the Securities Purchase Agreement shall have occurred and SESC shall not have withdrawn its Fairness Opinion.

         All payments on this Note shall be made in lawful money of the United States of America at the address specified by the holder hereof for such purpose in the Securities Purchase Agreement, in the manner set forth in the Securities Purchase Agreement.

         Any interest on this Note that is not paid when due shall accrue and compound monthly, to the extent permitted by applicable law.

         This Note is one of the Company's 12% Subordinated Convertible Bridge Notes due January 26, 2000 originally issued in the aggregate principal amount of $15,000,000 pursuant to the Securities Purchase Agreement. The registered holder of this Note is entitled to the benefits of such Securities Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

         This Note is convertible, upon the terms and subject to the conditions specified in the Securities Purchase Agreement, into shares of Preferred Stock.

         This Note, the indebtedness evidenced hereby and all amounts payable hereunder or otherwise in respect of said indebtedness are expressly subordinated to the extent and in the manner provided in Section 11 of the Securities Purchase Agreement to all Senior Indebtedness (as defined therein) of the Company.


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         This Note is a registered Note and, as provided in the Securities
Purchase Agreement, is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note is subject to redemption, in whole or in part, all as specified in the Securities Purchase Agreement.

         In case a Default or Event of Default shall occur and be continuing, the unpaid balance of the principal, interest and any other amounts payable on this Note may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreement.

         THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                                    AMERICA SERVICE GROUP INC.



                                    By:
                                       -----------------------------------------
                                       Name: Michael Catalano
                                       Title: President and Chief
                                              Executive Officer